Exhibit 99.1

KULR Technology to Deliver Mission-Critical Power Solutions for Leading Global Space Innovator's Upcoming Missions

SAN DIEGO / GLOBENEWSWIRE / February 21, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, has announced a groundbreaking development program that will play a pivotal role in the advancement of battery technology to be deployed on space missions scheduled for this year – 2024 – and beyond. KULR, internationally known for its proprietary battery safety and performance methodologies and products, has been engaged by one of the few global leaders in space travel to design, develop, and deliver battery systems tailored for the rigorous demands of space travel. These batteries will power the dramatically growing commercial space business for KULR’s partner for its immediate needs and into the future. The commercial, economic, and mission-critical requirement for on-time delivery of consistently safe, reliable, and efficient battery power solutions coupled with the complex demands of space travel led this customer to KULR.

While the program is already underway, upon achieving anticipated milestones, both KULR and its partner anticipate follow-on orders supporting a significant increase in the frequency and scale of planned space missions.

“KULR is quickly becoming the “go-to” solution for companies who are at the forefront of the industry from both a commercial and innovation perspective," said Dr. William Walker, CTO of KULR Technology Group. "What we are finding is a need for rapid battery development, in-house production, and in-house qualification to decrease time to flight readiness. The KULR team has welcomed this challenge and adapted both our team and our production solution offerings to accommodate these needs. Our team is excited to be powering the next frontier of space exploration by ensuring that battery systems for these missions meet the highest standards of safety, performance, and on-time delivery."

With the anticipated growth in both state (US domestic and international) and privately sponsored commercial missions, dependable and secure power solutions are an essential requirement for the industry to achieve its potential. As further evidenced by the announcement of this engagement, KULR is at the forefront of delivering these solutions on commercially demanding time frames.

For more information about KULR Technology Group and its role in promoting safer battery solutions for the aerospace industry, please visit https://www.kulrtechnology.com.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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KULR Technology Group, Inc.

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